As filed with the Securities and Exchange Commission on August 6, 2008
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CMS Energy Corporation
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation or organization)	38-2726431 (IRS Employer Identification No.)

One Energy Plaza Jackson, Michigan (Address of Principal Executive Offices)	49201 (Zip Code)
CMS Energy Corporation Performance Incentive Stock Plan
(Full Title of the plan)
Thomas J. Webb
Executive Vice President and Chief Financial Officer
CMS Energy Corporation
One Energy Plaza
Jackson, Michigan 49201
(517) 788-0351
(Name, address, and telephone number, including area code, of agent for service)
It is respectfully requested that the Commission send copies of all notices, orders and communications to:
James E. Brunner, Esq.
Senior Vice President and General Counsel
CMS Energy Corporation
One Energy Plaza
Jackson, Michigan 49201
(517) 788-1257
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate	registration
to be registered	registered	per share	offering price	fee
Common stock, par value $0.01 per share	6,000,000 (1)	$13.56 (2)	$81,360,000 (2)	$3,197.45

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected which results in an increase in the number of the Company’s outstanding shares of Common Stock issuable pursuant to awards granted under the Plan.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) on the basis of the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on July 31, 2008.

PART II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
Opinion of James E. Brunner
Consent of PricewaterhouseCoopers LLP
Consent of Ernst & Young LLP

EXPLANATORY NOTE
          This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering 6,000,000 shares of the common stock, par value $0.01 per share (“Common Stock”), of CMS Energy Corporation (the “Company”) that may be offered and sold under the CMS Energy Corporation Performance Incentive Stock Plan (the “Plan”). Note that no new shares have been authorized for issuance under the Plan.
          The contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333-58686) filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2001 relating to the Plan, is hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) (Commission file number 1-09513) by the Company are incorporated herein by reference:
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2007;

•	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;

•	The Company’s Current Reports on Form 8-K filed with the Commission on January 11, January 30, March 14, March 21, and June 11, 2008 and Current Report on Form 8-K/A filed with the Commission on June 12, 2008; and

•	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-B dated May 6, 1987, as amended by Amendment No. 1 thereto filed November 22, 1996.
          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibits	Description
4.1	Restated Articles of Incorporation of the Company (included as Exhibit (99)(a) to the Company’s Current Report on Form 8-K filed June 3, 2004 and incorporated herein by reference)
4.2	Bylaws of the Company, amended and restated as of August 10, 2007 (included as Exhibit (3)(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and incorporated herein by reference)
5.1	Opinion of James E. Brunner, Senior Vice President and General Counsel for the Company

Exhibits	Description
10.1	CMS Energy’s Performance Incentive Stock Plan (included as Exhibit (10)(h) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference)
23.1	Consent of James E. Brunner, Senior Vice President and General Counsel for the Company (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Ernst & Young LLP
24.1	Power of Attorney (contained in the signature page hereto)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan, on August 6, 2008.

CMS Energy Corporation (Registrant)
By:	/s/ Thomas J. Webb
	Name:	Thomas J. Webb
	Title:	Executive Vice President and Chief Financial Officer

          We, the undersigned officers and directors of CMS Energy Corporation, hereby severally constitute and appoint James E. Brunner, Catherine M. Reynolds and Thomas J. Webb, our true and lawful attorneys, with full power to each of them, to sign for us in our names in the capacities indicated below all post-effective amendments to this registration statement, as amended, and generally to do all things in our names and on our behalf in such capacities to enable CMS Energy Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of August, 2008.

Name	Title

(i) Principal executive officer:

/s/ David W. Joos (David W. Joos)	President and Chief Executive Officer

(ii) Principal financial officer:

/s/ Thomas J. Webb (Thomas J. Webb)	Executive Vice President and Chief Financial Officer

(iii) Controller or principal accounting officer:

/s/ Glenn P. Barba (Glenn P. Barba)	Vice President, Controller and Chief Accounting Officer

(iv) Directors:

/s/ Merribel S. Ayres (Merribel S. Ayres)	Director

/s/ Jon E. Barfield (Jon E. Barfield)	Director

/s/ Richard M. Gabrys (Richard M. Gabrys)	Director

/s/ David W. Joos (David W. Joos)	Director

Name	Title

/s/ Philip R. Lochner, Jr. (Philip R. Lochner, Jr.)	Director

/s/ Michael T. Monahan (Michael T. Monahan)	Director

/s/ Joseph F. Paquette, Jr. (Joseph F. Paquette, Jr.)	Director

/s/ Percy A. Pierre (Percy A. Pierre)	Director

/s/ Kenneth L. Way (Kenneth L. Way)	Director

/s/ Kenneth Whipple (Kenneth Whipple)	Director

/s/ John B. Yasinsky (John B. Yasinsky)	Director

EXHIBIT INDEX
          Exhibits listed below that have been previously filed with the SEC are incorporated herein by reference with the same effect as if filed with this Registration Statement.

Exhibits	Description
4.1	Restated Articles of Incorporation of the Company (included as Exhibit (99)(a) to the Company’s Current Report on Form 8-K filed June 3, 2004 and incorporated herein by reference)

4.2	Bylaws of the Company, amended and restated as of August 10, 2007 (included as Exhibit (3)(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and incorporated herein by reference)

5.1	Opinion of James E. Brunner, Senior Vice President and General Counsel for the Company

10.1	CMS Energy’s Performance Incentive Stock Plan (included as Exhibit (10)(h) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference)

23.1	Consent of James E. Brunner, Senior Vice President and General Counsel for the Company (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Ernst & Young LLP

24.1	Power of Attorney (contained in the signature page hereto)